UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2013
___________

HIGHLANDS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-27622 (Commission File Number)	54-1796693 (IRS Employer Identification No.)

340 West Main Street Abingdon, Virginia (Address of principal executive offices)	24210-1128 (Zip Code)

Registrant’s telephone number, including area code:  (276) 628-9181

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                Submission of Matters to a Vote of Security Holders.

Highlands Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2013 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected seven directors to serve for one-year terms, ratified the Company’s appointment of Brown, Edwards & Company, LLP as the Company’s independent auditors for 2013, approved the non-binding resolution to endorse the Company’s executive compensation program and approved an annual frequency for future advisory votes on the Company’s executive compensation program.  The voting results for each proposal are as follows:

1.	To elect seven directors to serve for terms of one year each expiring at the 2014 annual meeting of shareholders:

	For	Withheld	Broker Non-Vote
E. Craig Kendrick	2,730,778	27,701	497,995
Clydes B. Kiser	2,727,202	31,277	497,995
J. Carter Lambert	2,727,202	31,277	497,995
James D. Moore, Jr.	2,730,778	27,701	497,995
James D. Morefield	2,725,381	33,097	497,995
Charles P. Olinger	2,730,778	27,701	497,995
H. Ramsey White, Jr.	2,730,778	27,701	497,995

2.	To ratify the appointment of Brown, Edwards & Company, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

For	Against	Abstain
2,730,281	0	28,197

3.             Advisory approval of the Company’s executive compensation (“Say on Pay”).

For	Against	Abstain	Broker Non-Vote
2,459,939	123,367	175,173	497,995

4.             Advisory vote on the frequency of future Say On Pay votes.

One Year	Two Years	Three Years	Abstain	Broker Non-Vote
1,944,512	105,649	414,271	294,046	497,995

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

Date: May 14, 2013	By:	/s/ Rusty Little
Rusty Little
Chief Financial Officer